UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2006

ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

8995 Westside Parkway
Alpharetta, GA 30004
(Address of principal executive offices)

Registrant's telephone number, including area code (678) 336-2500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 5, 2006, our Board of Directors unanimously approved an amendment to Article I, Section 1 of our Third Amended and Restated Bylaws (“Bylaws”). Prior to the amendment, two members of our Board of Directors could call a special meeting of our shareholders. The amendment increases the number of our directors required to call such a meeting to a majority of the members of our Board of Directors. The above summary is qualified in its entirety by reference to the full text of (i) our Bylaws as filed on March 29, 2002 with the Securities and Exchange Commission as Exhibit 3.02 to our Annual Report on Form 10-K and (ii) Amendment No. 1 to our Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.02. The full text of each of these documents is incorporated herein by reference.

Item 8.01. Other Events.

On December 5, 2006, the compensation committee and the board of directors of AtheroGenics, Inc. unanimously approved a $100,000 per year salary increase for Russell M. Medford, M.D., Ph.D., the company’s President and Chief Executive Officer, effective January 1, 2007. This action was taken after reviewing the comparative compensation information provided by independent consultants to the committee.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed with this current report on Form 8-K.

Exhibit No.		Description

3.02	-	Amendment No. 1 to Third Amended and Restated Bylaws of Atherogenics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.

Date: December 8, 2006	/s/MARK P. COLONNESE
Name: Mark P. Colonnese
Title: Executive Vice President, Commercial Operations
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.		Description

3.02	-	Amendment No. 1 to Third Amended and Restated Bylaws of Atherogenics, Inc.